UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2023

HUBBELL INCORPORATED

(Exact name of registrant as specified in its charter)

Connecticut	1-2958	06-0397030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Waterview Drive Shelton, Connecticut	06484
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (475) 882-4000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - par value $0.01 per share	HUBB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2023, Hubbell Incorporated (the “Company”) and Mr. Allan Connolly, the President of the Hubbell Utility Solutions (“HUS”) segment, agreed that Mr. Connolly would retire from the Company, effective on July 1, 2023 (the “Separation Date”). In connection with his retirement, Mr. Connolly will receive compensation and benefits payable under a Transition and Separation Agreement (the “Agreement”) to encourage him to assist the new Segment President of HUS with the transition to his new role and ensure continuity. Under the Agreement, Mr. Connolly will continue to receive his current base salary and benefits through the Separation Date. In addition, within 30 days of signing a release (such signing date, the “Release Effective Date”) with the Company, he will receive a separation payment in a lump sum amount of $610,000 (or fifty-two (52) weeks of base pay), less applicable withholdings.

Mr. Connolly will also be paid an amount equal to $1,704,281, representing the approximate value of his unvested long-term equity incentive awards, that were due to vest in February 2024. Of that amount, $888,769 will be paid upon the Release Effective Date and the remainder will be paid during the seventh month following the Separation Date. In addition, Mr. Connolly will be paid an amount equal to $228,750, representing the value of his 2023 short-term incentive payment, at target and pro-rated for a period of six (6) months, which shall be made in one lump sum payment within thirty (30) days of the Release Effective Date.

Mr. Connolly will also receive paid medical, dental and vision insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 through March 31, 2024.

The Agreement and release contain other covenants and agreements typically found in such documents.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release on June 7, 2023 announcing the retirement of Mr. Connolly and the appointment of Gregory Gumbs as President of HUS and Mark Mikes as President of the Hubbell Electrical Solutions segment, both appointments effective as of July 1, 2023. A copy of that press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information furnished pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

EXHIBIT NO.	DOCUMENT DESCRIPTION

99.1	Press Release, dated June 7, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUBBELL INCORPORATED

By:	/s/ Katherine A. Lane
Name:	Katherine A. Lane
Title:	Senior Vice President, General Counsel and Secretary

Date: June 9, 2023